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                                                                  EXHIBIT (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                      FOR TENDER OF SHARES OF COMMON STOCK

                                       OF

                               PLASMA-THERM, INC.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $.01 per share (the "Shares"), of Plasma-Therm, Inc., a Florida corporation (the "Company"), are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase, dated December 27, 1999 (the "Offer to Purchase").

                               The Depositary is:

                              THE BANK OF NEW YORK

                                    By Mail:
                         Tender and Exchange Department
                                 P.O. Box 11248
                             Church Street Station
                         New York, New York 10286-1248
                           By Facsimile Transmission:
                                 (212) 815-6213
                        (For Eligible Institutions Only)
                          For Confirmation Telephone:
                                 (212) 815-6173
                         By Hand or Overnight Courier:
                         Tender and Exchange Department
                               101 Barclay Street
                           Receive and Deliver Window
                            New York, New York 10286

                            ------------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Volcano Acquisition Corp., a Florida corporation (the "Offeror") and a direct wholly-owned subsidiary of Oerlikon-Buhrle USA, Inc., a Delaware corporation (the "Parent") and a direct wholly-owned subsidiary of Oerlikon-Buhrle Holding AG, a company organized under the laws of Switzerland ("OBH"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Offeror is a corporation newly formed by Parent in connection with the Offer and the transactions contemplated thereby.
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 Number of Shares:
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 Certificate No(s) (if available):

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 If Shares will be tendered by book-entry transfer:

 Name of Tendering Institutions:

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 Account No.:
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SIGN HERE

Name(s) of Record Holder(s):

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                                (Please Print)

Address(es):
            -----------------------------------------
                                  (Zip Code)

Area Code and Telephone No:

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Signature(s):
             ----------------------------------------

Dated:
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, as an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three Nasdaq National Market trading days after the date hereof.

 Name of Firm:
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 Address:
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                                            (Zip Code)

 Area Code and Tel. No.:
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                             (Authorized Signature)

Name:
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Title:
      ------------------------------------------------

Date:
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DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY.
CERTIFICATES SHOULD BE SENT TOGETHER WITH A LETTER OF TRANSMITTAL.
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